UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2008

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia		30005
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 6, 2008, ChoicePoint Services Inc. and ChoicePoint Government Services LLC (collectively, the “Sellers”), each a wholly-owned subsidiary of ChoicePoint Inc. (“ChoicePoint”), completed the sale of all of the outstanding capital stock of ChoicePoint UK 1 Limited and i2, Inc. (collectively, “i2”), which are wholly-owned subsidiaries of the Sellers, to an affiliate of Silver Lake Sumeru Fund, L.P.

The aggregate consideration received for all of i2’s outstanding capital stock was approximately $175.6 million, paid in cash at the closing of the transaction, subject to certain post-closing adjustments based upon the net working capital of i2 as of the closing date. The amount of consideration received reflects a pre-closing net working capital adjustment to the $185 million purchase price set forth in the Securities Purchase Agreement between the parties dated April 23, 2008. ChoicePoint issued a press release on June 10, 2008 announcing the completion of the transaction, which press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

99.1    Press Release of ChoicePoint Inc., dated June 10, 2008, announcing the completion of the sale of i2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2008	CHOICEPOINT INC.

	By:	/s/ Steven W. Surbaugh
Steven W. Surbaugh
Executive Vice President and
Chief Administrative Officer